UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 14, 2014

Natural Health Trends Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-26272	59-2705336
(Commission File Number)	(IRS Employer Identification No.)

4514 Cole Avenue, Suite 1400, Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(972) 241-4080
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

Further to its previously announced stock repurchase program, on November 14, 2014 Natural Health Trends Corp. (the “Company”) entered into a Stock Repurchase Agreement with George K. Broady (“Broady”), the Company’s largest stockholder and a member of its board of directors (the “Stock Repurchase Agreement”). The Stock Repurchase Agreement, which the Company and Broady entered into in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Exchange Act”), provides for the Company’s purchase from Broady of one-half of the number of shares of common stock purchased by the Company’s broker in the open market under the Company’s previously announced stock repurchase program.

As a part of such stock repurchase program, the Company has authorized its broker to purchase shares of the Company’s common stock in the open market for a total purchase price of $3.0 million in accordance with Rule 10b-18 under the Securities Exchange Act of 1934; the Company may establish a repurchase plan with its broker compliant with Rules 10b5-1 and 10b-18 under the Exchange Act to facilitate the repurchase of shares in the open market under the program. The Stock Repurchase Agreement with Broady requires that the Company report to Broady on a weekly basis information regarding the broker’s open market purchases, and that the Company purchase from Broady one-half the number of shares purchased by the Company’s broker in the open market, which shares shall be purchased on a weekly basis from Broady at a per share purchase price equal to the weighted average price per share paid by the Company’s broker to purchase shares in the open market.

Although the Company has reserved the right to discontinue its stock repurchase program at any time, it expects that upon completion of the purchase of shares under the stock repurchase program it will have expended approximately $4.5 million, plus transactions costs.

This report contains “forward-looking statements” within the meaning of Section 21E of the Exchange Act. Such forward-looking statements speak only as of the date of this report and the Company undertakes no obligation to publicly update or revise any forward-looking statement, except as required by law. It is cautioned that such forward-looking statements are based on assumptions that may not be realized and involve uncertainties that could cause actual results to differ materially from such forward-looking statements.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

10.1	Stock Repurchase Agreement dated November 14, 2014 by and between Natural Health Trends Corp. and George K. Broady.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2014

NATURAL HEALTH TRENDS CORP.

By:	/s/ Timothy S. Davidson
Timothy S. Davidson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Stock Repurchase Agreement dated November 14, 2014 by and between Natural Health Trends Corp. and George K. Broady.